                                                                     Exhibit 5.0

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                                  410-539-2530                    WASHINGTON
                                FAX: 410-539-0489                  NEW YORK
                                                                 PHILADELPHIA
                                                                    EASTON

                                January 20, 1999


Creditrust Corporation
7000 Security Boulevard
Second Floor
Baltimore, Maryland 21244-2543

Ladies and Gentlemen:

     We have acted as counsel to Creditrust Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 900,000 shares of Common Stock, par value $.01 per share (the "Plan Shares"), issuable pursuant to the exercise of stock options or other awards granted under the 1998 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan (the "Plans").

     We have examined copies of the Company's Amended and Restated Charter, By-Laws, the Plans, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

          2. The Plan Shares issuable under the Plans have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

     The opinions set forth herein are limited to matters governed by the laws of the State of Maryland, and we express no opinion as to any other laws.

     We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement and to the reference to us under Item 5 of this Registration Statement.

                                               Very truly yours,



                                              /s/ Piper & Marbury L.L.P.